B6


                                                                    Exhibit 23.2
Form 10-K

                       Consent of Independent Accountants

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (File Nos. 333-02736 and 333-40293) of Southern Peru Copper Corporation of our report dated March 10, 2000 relating to the consolidated financial statements as of December 31, 1999 and for each of the two years in the period ended December 31, 1999, which appears in this Form 10-K.

PricewaterhouseCoopers LLP

Denver, Colorado
March 23, 2001